===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                       -----------------------------------


       Date of Report (Date of earliest event reported) February 22, 2005

                            COX COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

             1-6590                                      58-2112288
     (Commission File Number)            (I.R.S. Employer Identification Number)

 1400 Lake Hearn Drive Atlanta, Georgia                    30319
(Address of Principal Executive Offices)                 (Zip Code)

                                 (404) 843-5000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

================================================================================

Item 1.02  Termination of a Material Definitive Agreement.

Effective February 22, 2005, the Board of Directors of Cox Communications, Inc. terminated the Cox Communications, Inc. Restricted Stock Plan for Non-Employee Directors (the "Plan"). The Board terminated the plan because Cox's publicly-traded Class A common stock was cancelled in December 2004 upon the consummation of Cox's going-private transaction.

The Plan provided that 50% of each non-employee director's annual retainer would be paid in the form of restricted shares of Cox's Class A common stock, and the number of shares granted was based on the NYSE closing price as of the date the annual retainer was payable. Grants under the Plan fully vested after five years, subject to earlier vesting in the event of death or disability.

For 2005, non-employee directors will receive their annual retainer fee of $75,000 payable entirely in cash. Non-employee directors will continue to be reimbursed for expenses and will continue to receive a meeting fee of $1,000 for every board meeting and committee meeting attended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



         Dated: February 22, 2005


                                        COX COMMUNICATIONS, INC.

                                        By: /s/Andrew A. Merdek
                                           ---------------------------
                                               Andrew A. Merdek
                                               Secretary